Form 10f-3

The Galaxy Fund

(the "Trust")

Record of Securities Purchased

Under the Trust's Rule 10f-3 Procedures

1) Name of Purchasing Portfolio: Galaxy Rhode Island Bond Fund

2) Issuer: Rhode Island State Health & Educational Rhode Island School of Design

3) Date of Purchase: November 9, 2001

4) Underwriter From Whom Purchased: Quick & Reilly

5) Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate (attached list of all members of syndicate): Quick & Reilly

6) Aggregate Principal Amount of Purchase: $1,255,000

7) Aggregate Principal Amount of Offering: $27,890,000

8) Purchase Price (net of fees and expenses): 99.539

9) Date Offering Commenced: November 8, 2001

10) Offering Price at End of First Day on Which Sales Were Made: 99.539

11) Commission, Spread or Profit: 5.00%

$6,250

Continued on Next Page

12) Have the following conditions been satisfied:

Yes No

a) The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering.

b) The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

c) The underwriting was a firm commitment underwriting.

d) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

e) In respect to any securities other than Eligible Municipal Securities,

the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

f) The amount of such securities purchased by all of the Funds and any other investment companies advised by Fleet Investment Advisors Inc. or Oechsle International Advisors LP did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the class of securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (a) the principal amount of the class of securities being offered, sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule 144A (a)1 under the Securities Act of 1933, as amended, and (b) the principal amount of the class of securities being offered in any concurrent offering.

g) No affiliated underwriter as a direct or indirect participant in, or benefited directly from, the purchase. SEC exception for Rhode Island

Approved: Brian M. McGreevy Date: May 5, 2002

Form 10f-3

The Galaxy Fund

(the "Trust")

Record of Securities Purchased

Under the Trust's Rule 10f-3 Procedures

(1) Name of Purchasing Portfolio: Galaxy Connecticut Intermediate Bond Fund

(2) Issuer: University of Connecticut 5.25 5/15/2014

(3) Date of Purchase: January 25, 2002

(4) Underwriter From Whom Purchased: A.G. Edwards

(5) Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate (attached list of all members of syndicate): Quick & Reilly

(6) Aggregate Principal Amount of Purchase: $1,185,000

(7) Aggregate Principal Amount of Offering: $75,430,000

(8) Purchase Price (net of fees and expenses): 106.267

(9) Date Offering Commenced: January 24, 2002

(10) Offering Price at End of First Day on Which Sales Were Made: 106.267

(11) Commission, Spread or Profit: 5.00%

$5,925

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(12) Have the following conditions been satisfied:

Yes No

a) The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering.

b) The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

c) The underwriting was a firm commitment underwriting.

d) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

f) In respect to any securities other than Eligible Municipal Securities,

the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

f) The amount of such securities purchased by all of the Funds and any other investment companies advised by Fleet Investment Advisors Inc. or Oechsle International Advisors LP did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the class of securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (a) the principal amount of the class of securities being offered, sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule 144A (a)1 under the Securities Act of 1933, as amended, and (b) the principal amount of the class of securities being offered in any concurrent offering.

g) No affiliated underwriter as a direct or indirect participant in, or benefited directly from, the purchase. SEC exception for Rhode Island

Approved: Brian M. McGreevy Date: May 6, 2002

Form 10f-3

The Galaxy Fund

(the "Trust")

Record of Securities Purchased

Under the Trust's Rule 10f-3 Procedures

(1) Name of Purchasing Portfolio: Galaxy Massachusetts Intermediate Municipal Bond Fund

(2) Issuer: Mass State HEFA - Bay State Medical

(3) Date of Purchase: May 31, 2002

(4) Underwriter From Whom Purchased: JP Morgan

(5) Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate (attached list of all members of syndicate): Quick & Reilly

(6) Aggregate Principal Amount of Purchase: $890,000

(7) Aggregate Principal Amount of Offering: $47,640,000

(8) Purchase Price (net of fees and expenses): 105.542

(9) Date Offering Commenced: May 30, 2002

(10) Offering Price at End of First Day on Which Sales Were Made: 105.542

(11) Commission, Spread or Profit: 5.00%

$4,450

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(12) Have the following conditions been satisfied:

Yes No

a) The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering.

b) The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

c) The underwriting was a firm commitment underwriting.

d) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

g) In respect to any securities other than Eligible Municipal Securities,

the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

f) The amount of such securities purchased by all of the Funds and any other investment companies advised by Fleet Investment Advisors Inc. or Oechsle International Advisors LP did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the class of securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (a) the principal amount of the class of securities being offered, sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule 144A (a)1 under the Securities Act of 1933, as amended, and (b) the principal amount of the class of securities being offered in any concurrent offering.

g) No affiliated underwriter as a direct or indirect participant in, or benefited directly from, the purchase. SEC exception for Rhode Island

Approved: Brian M. McGreevy Date: July 25, 2002

Form 10f-3

The Galaxy Fund

(the "Trust")

Record of Securities Purchased

Under the Trust's Rule 10f-3 Procedures

(1) Name of Purchasing Portfolio: Galaxy II Galaxy Int. Muni

(2) Issuer: California Dept of Water

(3) Date of Purchase: October 21, 2002

(4) Underwriter From Whom Purchased: JP Morgan

(5) Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate (attached list of all members of syndicate): Quick & Reilly

(6) Aggregate Principal Amount of Purchase: $10,000,000

(7) Aggregate Principal Amount of Offering: $36,000,000,000

(8) Purchase Price (net of fees and expenses): 110.027

(9) Date Offering Commenced: October 21, 2002

(10) Offering Price at End of First Day on Which Sales Were Made: 110.027

(11) Commission, Spread or Profit: 5.00%

$50,000

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(12) Have the following conditions been satisfied:

Yes No

a) The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering.

b) The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

c) The underwriting was a firm commitment underwriting.

d) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

h) In respect to any securities other than Eligible Municipal Securities,

the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

f) The amount of such securities purchased by all of the Funds and any other investment companies advised by Fleet Investment Advisors Inc. or Oechsle International Advisors LP did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the class of securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (a) the principal amount of the class of securities being offered, sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule 144A (a)1 under the Securities Act of 1933, as amended, and (b) the principal amount of the class of securities being offered in any concurrent offering.

g) No affiliated underwriter as a direct or indirect participant in, or benefited directly from, the purchase. SEC exception for Rhode Island

Approved: Brian M. McGreevy Date: November 1, 2002

Members of Syndicate

Salomon Smith Barney

AG Edwards

First Union

Goldman Sachs

Merrill Lynch

Commerce Capital

Fleet Securities, Inc.

Greenwich Capital

M.R. Beal

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